Exhibit 10.2

2005 PERFORMANCE MEASURES FOR ANNUAL INCENTIVE COMPENSATION PLAN

The maximum award for each officer under the Annual Incentive Compensation Plan (AICP) for the 2005 performance year will be derived from eight measurement criteria—four measurement criteria for the Company's oil and gas business, which account for 80% of the maximum AICP award, and four measurement criteria for the Company's chemical business, which account for 20% of the maximum AICP award. Performance under the measurement criteria is determined by comparing actual results to budget.

The four measurement criteria for the Company's oil and gas business for 2005 are: (1) Operating Cash Flow Per Barrel of Oil Equivalent (weighted 40% of the oil and gas component of the AICP award); (2) Production Volume (weighted 20%); (3) Production Replacement Rate (weighted 20%); and (4) Unit Finding, Development and Acquisition Costs (weighted 20%).

The four measurement criteria for the Company's chemical business for 2005 are: (1) Cash Flow Return on Average Capital Employed (weighted 40% of the chemical component of the AICP award); (2) Titanium Dioxide Sales Volume (weighted 20%); (3) Cash Cost per Tonne of Titanium Dioxide Sold (weighted 20%); and (4) Operating Profit (weighted 20%).